EXHIBIT 99.1

GROWOP TECHNOLOGY LTD.

INDEX

		Page Number

PART 1 - FINANCIAL INFORMATION

Item 1	Financial Statements:

	Condensed Balance Sheets
	- December 31, 2011 and December 31, 2010	3

	Condensed Statements of Operations
	- Year Ended December 31, 2011 and Inception to December 31, 2010	4

	Condensed Statement of Stockholders’ Equity
	- Year Ended December 31, 2011 and Inception to December 31, 2010	5

	Condensed Statements of Cash Flows
	- Year Ended December 31, 2011 and Inception to December 31, 2010	6

	Notes to Condensed Consolidated Financial Statements	8 - 19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of GrowOp Technology Ltd.

We have audited the accompanying condensed balance sheets of GrowOp Technology Ltd. as of December 31, 2011 and for the period from March 16, 2010 (inception) through December 31, 2010, and the related condensed statements of operations, stockholders equity, and cash flows for the year ended December 31, 2011 and for the period from March 16, 2010 (inception) through December 31, 2010. GrowOp Technology Ltd.s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GrowOp Technology Ltd. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and for the period from March 16, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed further in Note 2, the Company has incurred significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tarvaran, Askelson & Company, LLP
Laguna Niguel, California
October 15, 2012

GROWOP TECHNOLOGY LTD.
CONDENSED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
Assets
Current Assets:
Cash	$9,139	$62,171
Accounts receivable, net	32,381	4,722
Inventories, net	515,014	214,660
Current portion of notes receivable	-	4,534
Prepaid inventory	14,776	-
Total Current Assets	571,310	286,087
Property and equipment, net	54,819	39,644
Note receivable, net of current portion	-	9,701
Deposits	5,000	5,000
Total Assets	$631,129	$340,432

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$170,200	$43,351
Note payable	250,000	100,000
Loans from Related Party	150,000	-
Due to officers	500	128,792
Total Current Liabilities	570,700	272,143

Commitment and Contingencies	-	-

Stockholders’ Equity
Preferred stock, Convertible Series A, Par value $0.001; authorized and Issued 100 and 0 shares as of December 31, 2011 and 2010, respectively	-	-
Preferred stock, Convertible Series B, Par value $0.001; authorized 24,999,900 shares; issued and outstanding 12,750,000 and 0 shares as of December 31, 2011 and 2010, resepctively	12,750	-
Common stock, Par value $0.001; authorized 100,000,000 shares; issued and outstanding 33,848,520 and 16,702,800 shares as of December 31, 2011 and December 31, 2010, respectively	33,849	16,703
Additional paid-in capital	2,866,428	631,572
Accumulated Deficit	(2,852,598)	(579,986)
Total Stockholders’ Equity	60,429	68,289

Total Liabilities and Stockholders’ Equity	$631,129	$340,432

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
CONDENSED STATEMENTS OF OPERATIONS

		Inception
		March 16, 2010
		To
	December 31, 2011	December 31, 2010

Total Revenues	$817,724	$573,794
Cost of Goods Sold	690,953	689,818
	126,771	(116,024)
Selling, general and administrative expenses	2,364,465	461,989
Loss from operations	(2,237,694)	(578,013)

Other Income (Expenses)
Interest Expense	(32,801)	(1,973)
Total Other Income (Expense)	(32,801)	(1,973)
Loss before Provision of Income Taxes	(2,270,495)	(579,986)
Provision for income taxes	2,117	-
Net Loss applicable to common shareholders	$(2,272,612)	$(579,986)

Net Loss per Common Share Basic and Diluted	$(0.12)	$(0.04)

Weighted Average Number of Common Shares Outstanding -
Basic and Diluted	18,711,209	15,461,752

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Stock				Common Stock
	Convertible Series A Shares	Convertible Series A Amount	Convertible Series B Shares	Convertible Series B Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total
Balance, March 16, 2010 Inception	-	$-	-	$-	-	$-	$-	$-	$-
Common stock issued to founders					13,590,000	13,590	(13,590)		-
Sale of Common stock					3,112,800	3,113	645,162		648,275
Net (loss)								(579,986)	(579,986)
Balance, December 31, 2010	-	-	-	-	16,702,800	16,703	631,572	(579,986)	68,289
Sale of common stock					3,075,600	3,076	712,674		715,750
Issuance of warrants							28,000		28,000
Issuance of Common stock for interest expense					60,000	60	12,440		12,500
Issuance of Common stock for services					14,010,120	14,010	219,492		233,502
Issuance of Preferred stock For compensation	100	-	12,750,000	12,750			1,262,250		1,275,000
Net (loss)								(2,272,612)	(2,272,612)
Balance, December 31, 2011	100	$-	12,750,000	$12,750	33,848,520	$33,849	$2,866,428	$(2,852,598)	$60,429

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
CONDENSED STATEMENT OF CASH FLOWS

		Inception
		March 16, 2010
		To
	December 31, 2011	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,272,612)	$(579,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,794	6,977
Change in accounts receivable and notes receivable reserve	35,465	-
Common stock issued for interest expense	12,500	-
Preferred stock for compensation	1,156,708	-
Common stock issued for services	233,502	-
Warrants issued with common stock	28,000	-

Changes in operating assets and liabilities:
(Increase) Accounts receivable	(33,700)	(4,722)
(Increase) Inventory	(300,354)	(214,660)
(Increase) Prepaid inventory	(14,776)	-
(Increase) Notes receivable	(15,189)	(14,235)
(Increase)Security deposits	-	(5,000)
Increase Accounts payable	126,849	43,351
Increase Due to officers	-	75,000
Net cash used in operations	(1,027,813)	(693,275)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(30,969)	(46,621)
Net cash used in investing activities	(30,969)	(46,621)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from officers	-	53,792
Payments to officers	(10,000)	-
Proceeds from issuance of notes payable	250,000	100,000
Payments on notes payable	(100,000)	-
Proceeds from issuance of notes payable to related party	150,000	-
Proceeds from issuance of common stock and warrants	715,750	648,275
Net cash provided by financing activities	1,005,750	802,067

NET CHANGE IN CASH AND CASH EQUIVALENTS	(53,032)	62,171
CASH AND CASH EQUIVALENTS, beginning of period	62,171	-
CASH AND CASH EQUIVALENTS, end of period	$9,139	$62,171

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
CONDENSED STATEMENT OF CASH FLOWS

		Inception
		March 16, 2010
		To
	December 31, 2011	December 31, 2010
SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITES
Cash paid for interest	$-	$-
SUPPLEMENTAL DISCLOSURE FOR FINANCING ACTIVITIES
Common stock issued for interest	$12,500	$-

Warrant expense	$28,000	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

GrowOp Technology Ltd. “GrowOp” was incorporated in the State of Nevada on March 16, 2010 and is located in California.  GrowOp is a distributor of indoor farming by integrating the best of breed hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture.  The products are utilized by companies, horticulture enthusiasts, local urban farmers and green house growers.  The products can be purchased through specialty retailers throughout the United States and Europe.  GrowOp’s principal source of revenue is from sales of its hydroponic equipment.

The accompanying condensed financial statements include all of the accounts of GrowOp.  These condensed financial statements have been prepared in accordance with accounting principals generally accepted in the United States for financial information and with the instructions to Form S-1 and Regulation S-X.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

In February 2012 the board of directors approved a stock split of 6 for 1 on the Company’s issued and outstanding common stock. These consolidated financial statements have retroactively restated common shares to the earliest presentation reported along with the earnings per share calculation to reflect the 6 for 1 split.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Accounts Receivable

The Company reviews all outstanding accounts receivable for collectability on a quarterly basis.  An allowance for doubtful accounts is recorded for any amounts deemed uncollectable.  The Company does not accrue interest receivable on past due accounts receivable.  There was an allowance of $6,041 at December 31, 2011 and $0 at December 31, 2010.

Prepaid Inventory

Prepaid inventory represents deposits made to foreign manufacturers for purchase orders of specific inventory.

Notes receivable

Notes receivable due from customers are unsecured loans which assist with the purchase of products.  The notes range from twelve to eighteen months and bear interest at the annual rates of 4% to 9%.  A corresponding reserve is established for any uncollectable interest.  There was an allowance of $29,424 at December 31, 2011 and $0 at December 31, 2010.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, leasehold improvements are amortized over the shorter of the estimated useful lives or the underlying lease term.  Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Revenue Recognition

Revenue is recognized net of discounts, rebates, promotional adjustments, price adjustments and estimated returns and upon transfer of title and risk to the customer which occurs at shipping (F.O.B. terms).   Upon shipment, the Company has no further performance obligations and collection is reasonably assured as the majority of sales are paid for prior to shipping.

Cost of Goods Sold

During the period ended December 31, 2010 there were cost over runs incurred in the retro fitting of trailers.  These cost over runs caused the Company to have a negative gross margin.  Management decided to change the focus of the business in late 2010 to designing and distribution of hydroponic equipment where favorable gross margins are achieved.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company’s income tax return.  Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  The Company has incurred net operating losses for financial-reporting and tax-reporting purposes.  Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2011, and for the period of inception, March 16, 2010 to December 31, 2010.

Loss Per Common Share

Net loss per share, in accordance with the provisions of ASC 260, “Earnings Per Share” is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period.  During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock and convertible debt are not considered in the diluted income (loss) per share calculation since the effect would be anti-dilutive.  The results of operations were a net loss for the year ended December 31, 2011 and for the period of inception, March 16, 2010 to December 31, 2010, therefore the basic and diluted weighted average common shares outstanding were the same.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

2. GOING CONCERN

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing.  Management believes they can raise the appropriate funds needed to support their business plan and develop an operating company which is cash flow positive.

However, the Company has incurred net losses for the year ended December 31, 2011 and for the period of inception, March 16, 2010 to December 31, 2010 and has accumulated a deficit of approximately $2.9 million at December 31, 2011. The Company has not been able to generate sufficient cash from operating activities to fund its ongoing operations. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The condensed financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

3.   CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to certain federal limitations.

The Company provides credit in the normal course of business to customers located throughout the U. S.  The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.  INVENTORIES

Inventories consist of finished goods for the Company’s product lines.  Cost-of-goods sold are calculated using the average costing method.  Inventory costs include direct materials, direct labor and cost of freight.  The Company reviews its inventory periodically to determine net realizable value and considers product upgrades in its periodic review of realizability.  The Company writes down inventory, if required, based on forecasted demand and technological obsolescence.  These factors are impacted by market and economic conditions, technology changes and new product introductions and require estimates that may include uncertain elements.   Inventories consist of the following:

	December 31,	December 31,
	2011	2010
Finished Goods	$515,014	$214,660

5. PROPERTY AND EQUIPMENT

Property and equipment at cost, less accumulated depreciation, at December 31, 2011 and December 31, 2010, consisted of the following:

	December 31,	December 31,
	2011	2010
Furniture	$34,421	$30,508
Equipment	32,769	5,977
Leasehold improvements	10,400	10,136
Subtotal	77,590	46,621
Less accumulated depreciation	(22,771)	(6,977)
Total	$54,819	$39,644

Depreciation expense related to property and equipment for the year ended December 31, 2011 and 2010 was $15,628 and $6,977, respectively.

6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

 Accounts payable and accrued expenses consisted of the following:

	December 31,	December 31,
	2011	2010
Accounts payable	$118,668	$18,854
Customer deposits	-	5,000
Accrued independent contractors	-	6,274
Accrued interest	19,307	1,973
Accrued payroll taxes	32,225	11,250
	$170,200	$43,351

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.  NOTE PAYABLE

 Notes payable is as follows:

	December 31,	December 31,
	2011	2010
Senior secured promissory note dated December 13, 2010 issued to an accredited investor, maturing March 15, 2011, bearing interest at a rate of 40% per annum. Interest shall be paid in cash or common stock at the holders’ option.	$-	$100,000

Senior secured promissory note dated July 15, 2011, issued to an accredited investor, maturing July 15, 2012, bearing interest at a rate of 15% per annum. Interest shall be paid in cash or common stock at the holders’ option.	250,000	-
	$250,000	$100,000

The senior secured promissory notes are secured by shares of common stock.  The $100,000 note is secured by 600,000 shares of common stock and has accrued interest of $1,973 as of December 31, 2010.  The $250,000 note is secured by 1,500,000 shares of common stock and has accrued interest of $17,494 as of December 31, 2011.

8.  LOANS FROM RELATED PARTY

Notes payable is as follows:

	December 31,	December 31,
	2011	2010

Unsecured promissory note dated December 2, 2011 and due December 2, 2012, issued to an entity controlled by Michael James an officer of the Company, bearing interest at a rate of 15% per annum. Interest shall be paid in cash or common stock at the holders’ option.	$50,000	$-

Unsecured promissory note dated December 2, 2011 and due December 2, 2012, issued to Michael Nahass a director of the Company, bearing interest at a rate of 15% per annum. Interest shall be paid in cash or common stock at the holders’ option.	100,000	-
	$150,000	$-

The notes have accrued interest of $1,813 as of December 31, 2011.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

9. INCOME TAXES

The provision for income taxes is as follows:

	December 31,	December 31,
Current income taxes:	2011	2010
Federal	$-	$-
State	2,117	-
Total current income taxes	2,117	-
Deferred income taxes	846,816	220,395
Change in valuation allowance	(846,816)	(220,395)
Provision for income taxes	$2,117	$-

The Company accounts for income taxes under ASC 740, Income Taxes.  Deferred income taxes are determined based upon differences between financial reporting and income tax bases of assets and liabilities and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to reverse.  The Company recognizes any interest and penalties related to unrecognized tax benefits as a component of income tax expense.

No current or deferred income taxes were recorded for the year ended December 31, 2011 or the year ended December 31, 2010, as the Company’s income tax benefits were fully offset by a corresponding increase to the valuation allowance against its net deferred income tax assets.

The Company has incurred net operating losses (“NOLs”) since inception.  As of December 31, 2011 and December 31, 2010, the Company had NOL carry forwards of approximately $2,853,000 and $580,000, respectively, available to offset its future income tax liability.  The NOLs begin to expire in 2030.

As of December 31, 2011 and December 31, 2010, the Company had a deferred tax asset relating to the NOL carry forwards of approximately $1,067,000 and $220,000, respectively.  The Company has recorded a valuation allowance for all NOL carry forwards and all deferred tax assets.  The Tax Reform Act of 1986 utilization of existing NOL carry forwards may be limited in future years based on significant ownership changes.  The Company is in the process of analyzing its NOLs and has not determined if it has had any change of control issues that could limit the future use of NOL.

The following is a summary of the items that caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate:

	December 31,	December 31,
	2011	2010
Statutory federal tax rate	34%	34%
State taxes, net of federal benefit	5	4
Nondeductible expenses	-	-
Valuation allowance	(38)	(38)
	1%	0%

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

10. CAPITAL STOCK

Preferred Stock

The Company has authorized 25 million shares of preferred stock with $0.001 par value, of which there were 100 shares and 0 shares of Series A Convertible Preferred Stock outstanding as of December 31, 2011 and 2010, respectively.  Series A Convertible Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has.

There were 12,750,000 shares of Series B Convertible Preferred Stock outstanding as of December 31, 2011.  The Series B Convertible Preferred shares will vote with the common stock of the Company, be equal to 100 votes of common stock and be convertible into shares of common stock of the Company and a 1-for-5.384325537.

Common Stock

The Company has authorized 100 million shares of common stock with $0.001 par value, of which there were issued and outstanding 33,848,520 and 16,702,800 as of December 31, 2011 and December 31, 2010, respectively.

The Company issued 13,590,000 shares of common stock to the founders as of inception, March 16, 2010.

During the period of inception, March 16, 2010 through December 31, 2010 the Company completed private placements of 3,112,800 shares of common stock at a purchase price of $0.2083 per share, pursuant to which the Company raised $648,275.  For each share of common stock issued, subscribers received warrants exercisable for the purchase of one share of common stock (in the aggregate, 3,112,800 shares) at an exercise price of $0.3333 per share.  The warrants have a four-year term.

During the period January 1, 2011 through July 31, 2011 the Company completed private placements of 2,475,600 shares of common stock at a purchase price of $0.2083 per share, pursuant to which the Company raised $515,750.  For each share of common stock issued, subscribers received warrants exercisable for the purchase of one share of common stock (in the aggregate, 2,475,600 shares) at an exercise price of $0.3333 per share.  The warrants have a four-year term.

In March, 2011 the Company issued 60,000 shares of common stock in consideration of interest due on a note payable.  The common stock was valued at $0.2088 per share.

In August, 2011 the Company completed private placements of 600,000 shares of common stock at a purchase price of $0.3333 per share, pursuant to which the Company raised $200,000.  For each share of common stock issued, subscribers received warrants exercisable for the purchase of one share of common stock (in the aggregate, 600,000 shares) at an exercise price of $0.4583 per share.  The warrants have a four-year term and were valued based on the Black Scholes calculation in the amount of $28,000 which were expensed during the year ended December 31, 2011.

In December, 2011 the Company issued 14,010,120 for services at a price per share of $0.0166.  The Company incurred an expense of $233,502 for the year ended December 31, 2011.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

11. WARRANTS

The Company has the following shares of common stock reserved for the warrants outstanding as of December 31, 2011 and December 31, 2010:

	December 31, 2011		December 31, 2010
		Weighted Average		Weighted Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Warrants outstanding – beginning of year	3,112,800	$0.3333	-	-
Warrants exercised	-	-	-	-
Warrants granted	3,075,600	0.3583	3,112,800	$0.3333
Warrants expired	-	-	-	-
Warrants outstanding – end of period	6,188,400	$0.3450	3,112,800	$0.3333

The weighted exercise price and weighted fair value of the warrants granted by the Company as of December 31, 2011 and December 31, 2010, are as follows:

	December 31, 2011		December 31, 2010
	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Exercise Price	Weighted Average Fair Value

Weighted average of warrants granted during the
year whose exercise price exceeded fair market
value at the date of grant	$0.3583	$0.2316	$0.3333	$0.2083

Weighted average of warrants granted during the
year whose exercise price was equal or lower than
fair market value at the date of grant	$-	$-	$-	$-

The following table summarizes information about fixed-price warrants outstanding:

	Number	Average		Number
Range of	Outstanding at	Remaining	Weighted	Exercisable at	Weighted
Exercise	December 31,	Contractual	Average	December 31,	Average
Prices	2011	Life	Exercise Price	2010	Exercise Price
$0.3333	5,588,400	33 Months	$0.3333	3,112,800	$0.3333
$0.4583	600,000	44 Months	$2.75	-	-
	6,188,400			3,112,800

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

WARRANTS, Continued

For the warrants issued from inception, March 16, 2010 through December 31, 2010, the Company valued the warrants utilizing the Black Scholes method with the following inputs: stock price of $0.2083, exercise price of $0.3333, volatility of 0.00%, years 4, treasury bond rate 3.5% and dividend rate of 0%.

For the warrants issued for the period January 1, 2011 through July 31, 2011, the Company valued the warrants utilizing the Black Scholes method with the following inputs: stock price of $0.2083, exercise price of $0.3333, volatility of 0.00%, years 4, treasury bond rate 3.5% and dividend rate of 0%.

For the warrants issued in August 2011, the Company valued the warrants utilizing the Black Scholes method with the following inputs: stock price of $0.3333, exercise price of $0.4583, volatility of 38.88%, years 4, treasury bond rate 3.5% and dividend rate of 0%.

The warrant expense of $28,000 was based on the Black Scholes calculation which was expensed during the year ended December 31, 2011.

12.  OPERATING LEASE COMMITMENTS

The Company leases certain office and industrial warehouse space under an operating lease.

In November 2010 the Company entered into a sub-lease for 11,200 square feet of industrial warehouse space with approximately 43,600 square feet of land located in Oakland, California.  The sub-lease is for sixteen months commencing in December 2010.  The terms of the sub-lease provide for a rental fee of $5,000 per month.

The following is a schedule of future minimum rental payments required under operating leases that have initial or non-cancelable lease terms in excess of one year as of December 31, 2011:

Year Ending December 31,

2012	$15,000
Total minimum payments required	$15,000

Net rent expense for the Company under operating leases for the year ended December 31, 2011 was $60,000 and for the year ended December 31, 2010 was $21,845.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

13. LITIGATION AND CLAIMS

From time to time, the Company may be involved in various legal proceedings and claims arising in the ordinary course of business. The disposition of these additional matters, which may occur, individually or in the aggregate, is not expected to have a material adverse effect on the Company’s financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular period.

As of December 31, 2011 and December 31, 2010, there was no accrual recorded for any potential losses related to pending litigation.

14. RELATED PARTY TRANSACTIONS

Derek Peterson and Amy Almsteier, officers of the Company, have provided interest free loans since inception.  The officers advanced the Company $53,792 during the period of inception, March 16, 2010 through December 31, 2010.  During the period of inception, March 16, 2010 through December 31, 2010, the Company accrued $75,000 of compensation for the services provided by the officers.

The Company partially repaid $10,000 of the advance from the officers during the year ended December 31, 2011.  During the year ended December 31, 2011, the Company accrued an additional $150,000 of compensation for the services provided by the officers.

As of December 31, 2011 and December 31, 2010 the officers, Derek Peterson and Amy Almsteier were owed exclusive of their salaries, $500 and $128,792, respectively.  The officers converted the outstanding balances as of December 31, 2010 into preferred stock.

15. SUBSEQUENT EVENTS

During January 2012, an entity controlled by Michael James an officer of the Company, loaned the Company $10,000.

During January 2012, Derek Peterson, an officer and director of the Company, loaned the Company $10,000.

During January 2012, Michael Nahass, a director of the Company, loaned the Company $5,000.

During January 2012 the Company sold 25,000 common shares to an accredited investor for $50,000.  The investor also received 25,000 warrants to purchase common stock at $2.75 per share.  The warrants expire in four years.

In February 2012 the Company split the common stock 6 for 1.

GROWOP TECHNOLOGY LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS

SUBSEQUENT EVENTS, Continued

On February 9, 2012, the Company entered into a merger agreement.  The merger is with Terra Tech Corp. (formerly named, “Private Secretary, Inc.”) , a Nevada corporation (“Terra Tech”) whereby Terra Tech entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”), by and among Terra Tech, TT Acquisitions, Inc., a Nevada corporation and a wholly-owned subsidiary of the Terra Tech (“TT Acquisitions”), and the Company.

Under the terms and conditions of the Agreement and Plan of Merger, Terra Tech will sell 33,998,520 shares of common stock of Terra Tech in consideration for all the issued and outstanding shares in the Company.  The effect of the issuance is that the Company’s shareholders would hold approximately 41.46% of the issued and outstanding shares of common stock of Terra Tech.  Separately, TT Acquisitions will merge with the Company, with the effect that the Company will be a wholly-owned subsidiary of the Terra Tech.

During February 2012, an additional 2,000,000 shares of Series B Preferred shares were issued to the existing Series B Preferred shareholders.

During March 2012, Amy Almsteier, an officer and director of the Company, loaned the Company $5,000.

During April 2012, Amy Almsteier, an officer and director of the Company, loaned the Company $11,300.

During May 2012, Derek Peterson, an officer and director of the Company, loaned the Company $2,890.

On May 2, 2012 the Company sold 40,000 common shares to an accredited investor for $30,000.  The investor also received 40,000 warrants to purchase common stock at $0.85 per share.

 On July 9, 2012 the Company entered into a two year lease for certain office and warehouse space in Lake Forest, California.  The monthly rent is $3,025 for the first year and will increase to $3,300 for the second year.

On July 11, 2012 the Company issued an unsecured promissory demand note in the amount of $15,000 to an accredited investor, bearing interest at a rate of 4% per annum.  Holder may elect to convert into common stock at $0.75 per share

On July 15, 2012 the Company issued an unsecured promissory  note due July 15, 2013 in the amount of $150,000 to an accredited investor, bearing interest at a rate of 12% per annum.  Holder may elect to convert accrued interest into common stock.

On July 23, 2012, Steven J. Ross joined the Board of Directors.

On August 13, 2012 the Company issued an unsecured promissory demand note in the amount of $10,000 to an accredited investor, bearing interest at a rate of 4% per annum.  Holder may elect to convert into common stock at $0.75 per share